UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

FIRST NATIONAL ENERGY CORPORATION

Nevada	001-37696	66-0349372
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

44 Greystone Crescent, Georgetown, Ontario Canada	L7G 1G9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(416) 918-6987

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Administrative Office 44 Greystone Crescent, Georgetown, Ontario L7G 1G9

Tel: (416) 918 6987 Fax (905) 234 0231

Email pete.wanner@firstnationalenergy.com

March 8, 2019

Item 4.01 Change in Registrant’s Auditors

(a)	Previous independent registered audit firm.

Effective February 26, 2019, the firm Schwartz Levitsky Feldman LLP ("SLF"), which did audit Registrant’s year-end financial statements for the year ended December 31, 2015, 2016, 2017 and  performed procedures related to the financial statements included in the Registrant’s quarterly reports on Form 10-Q resigned as a result of their decision not to continue with public company business.

During the period September 30, 2007 (the date of inception) through the date of the resignation (February 26 2019) of SLF, there have been no disagreements with SLF (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SLF, would have caused them to make reference thereto in their report on financial statements for such years.

The report of the independent registered public accounting firm of SLF as of and for the year ended December 31, 2017 did  not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle. However, the reports contained a “going concern” paragraph.

The Company provided SLF with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that SLF furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter from SLF filed as Exhibit 16.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

16.1	Resigned as auditor for First National Energy Corporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL ENERGY CORPORATION

	By:	/s/ Peter Wanner
Peter Wanner, Director and Treasurer FNEC

Dated: March 12, 2019